Exhibit 1.1

Execution Version

ONEMAIN HOLDINGS, INC.

(a Delaware corporation)

7,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

August 11, 2021

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

OneMain Holdings, Inc., a Delaware corporation (the “Company”), and OMH (ML), L.P. (the “Selling Stockholder”), confirm their respective agreements with you and the Underwriter named in Schedule A hereto (the “Underwriter”) with respect to (i) the sale by the Selling Stockholder and the purchase by the Underwriter of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto and (ii) the grant by the Selling Stockholder to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of the 1,050,000 additional shares of Common Stock. The aforesaid shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriter and all or any part of the 1,050,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Selling Stockholder understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

As used in this Agreement:

“Applicable Time” means 7:38 p.m., New York City time, on August 11, 2021 or such other time as agreed by the Company and the Underwriter.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Securities and Exchange Commission (the “Commission”) by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, after the most recent effective date prior to the execution of this Agreement, in the case of the Registration Statement, or the respective issue dates, in the case of the Prospectus and any preliminary prospectus.

SECTION 1.        Representations and Warranties.

(a)          Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with the Underwriter, as follows:

(i)          Registration Statement and Prospectuses. The Company has prepared and filed with the Commission an automatic shelf registration statement on Form S-3 (File No. 333- 249937) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the information otherwise deemed to be a part thereof as of such time pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act, the 1934 Act or the 1933 Act Regulations, is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

(ii)         Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities are eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective upon filing with the Commission under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued or is in effect under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time and any Date of Delivery complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered by the Company to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(iii)        Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time and any Date of Delivery, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first sentence of the third paragraph under the heading “Underwriting,” the information in the second and third paragraphs under the heading “Underwriting—Price Stabilization, Short Positions,” and the information under the heading “Underwriting—Electronic Distribution,” in each case contained in the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iv)        Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(v)         Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(vi)        Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii)       Due Organization, Valid Existence and Good Standing. Each of the Company and, except as would not be reasonably expected to result in a Material Adverse Effect (as defined below), its subsidiaries has been duly organized, is validly existing and in good standing as a limited liability company, limited partnership, corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited liability company, limited partnership, corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, members’ or stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. Each of the Company and its subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(viii)      Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement as of the date set forth therein, and all of the authorized, issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all security interests, mortgages, pledges, liens, encumbrances, equities, claims or charges, except for such security interests, mortgages, pledges, liens, encumbrances, equities, claims or charges as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, or as otherwise disclosed in the Prospectus.

(ix)        Authorization and Description of Securities. The Securities to be purchased by the Underwriter from the Selling Stockholder have been duly authorized and validly issued and are fully paid and non-assessable; and have not been issued in violation of any preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(x)         Power and Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(xi)        Absence of Violations, Defaults and Conflicts with this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries is bound or to which any of the property or assets of the Company or its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(xii)       Absence of Further Requirements. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their properties or assets is required for the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities or Blue Sky laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) such consents, approvals, authorizations or orders that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and as would not materially adversely affect the ability of the Underwriter to consummate the transactions contemplated by this Agreement.

(xiii)      Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xiv)      Financial Statements; Non-GAAP Financial Measures. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except for any annual year-end adjustment, the adoption of new accounting principles, and except as otherwise noted therein. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xv)       Independent Auditors. PricewaterhouseCoopers LLP, which have audited certain financial statements of the Company, the reports of which appear or are incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and which have delivered the initial letter referred to in Section 5(f) hereof, are independent auditors with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(xvi)      Accounting Controls and Disclosure Controls. The Company maintains effective internal control over consolidated financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over consolidated financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over consolidated financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over consolidated financial reporting. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that (x) material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries and (y) they are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system.

(xvii)     No Material Changes. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor its subsidiaries has (A) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (B) issued or granted any equity securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, or (E) declared or paid any dividend on its capital stock, and (F) since such date, there has not been any change in the capital stock, limited partnership or membership interests, as applicable, or short- or long-term debt of the Company or its subsidiaries or any adverse change in or affecting the condition (financial or otherwise), results of operations, members’ or stockholders’ equity, properties, management or business of the Company or its subsidiaries, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xviii)    Title to Property. Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all security interests, mortgages, liens, encumbrances, equities, claims, charges and other defects, except such security interests, mortgages, liens, encumbrances, equities, claims, charges and other defects as are described in the Registration Statement, the General Disclosure Package and the Prospectus or which would not reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Company or its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not interfere with the use made and proposed to be made of such assets by the Company or its subsidiaries, except where the invalidity or unenforceability of any such lease would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xix)      Possession of Licenses and Permits. The Company and its subsidiaries have such valid and current authorizations, permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, except for any of the foregoing that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect or except as described in the Registration Statement, the General Disclosure Package and the Prospectus. None of the Company or its subsidiaries has received notice of any revocation or modification of any such Permits or has reason to believe that any such Permits will not be renewed in the ordinary course, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(xx)       Possession of Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for such rights or conflicts that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi)      Absence of Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or could, singly or in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby. To the knowledge of the Company, no such proceedings are threatened by governmental authorities or others.

(xxii)     Authorization of Descriptions of Proceedings. The statements made in the Company’s Annual Report on Form 10-K and incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Part I. Item 1A. Risk Factors—Risks Related to our Industry and Regulation,” “Part I. Item 1A. Risk Factors— Risks Related to our Business,” “Part I. Item 1A. Risk Factors—Risks Related to Our Organization and Structure,” “Part I. Item 1A. Risk Factors—Risks Related to Our Indebtedness,” “Part I. Item 1. Business—Privacy, Data Protection, Information and Cyber Security,” and “Part I. Item 1. Business—Regulation,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(xxiii)    Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate in all material respects for the conduct of their respective businesses and the value of their respective properties, including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and none of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance. None of the Company or any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(xxiv)    Absence of Labor Dispute. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened that could reasonably be expected to have a Material Adverse Effect.

(xxv)     Absence of Violations, Defaults and Conflicts Generally. None of the Company or any of its subsidiaries (i) is in violation of its charter, certificate of formation, bylaws, limited partnership agreement or limited liability company agreement (or similar organizational documents), as applicable, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any material indenture, mortgage, deed of trust, loan agreement, license or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clause (i) with respect to subsidiaries of the Company only and clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvi)    Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (A) each of the Company, its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (B) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (C) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (D) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (E) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (F) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(xxvii)   Payment of Taxes. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, or have properly requested extensions thereof, and have paid all taxes required to be paid by any of them, and no tax deficiency has been determined adversely to the Company and its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company and its subsidiaries, except any of the foregoing, which could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxviii)  ERISA Compliance. The Company, its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries, or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries, or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. Except as would not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. None of the Company, its subsidiaries, or any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Section 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries, or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

(xxix)    Statistical and Market-Related Data. The statistical and market-related data and forward-looking statements included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and the consolidated financial statements included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company and its consolidated subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(xxx)     Investment Company Act. The Company is not, and immediately after giving effect to the offer and sale of the Securities, as herein contemplated, will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(xxxi)    Authorization of Description of Laws and Documents. The statements set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to summarize provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(xxxii)   Registration Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(xxxiii)  No Broker. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xxxiv)  Absence of Manipulation. The Company and its subsidiaries have not taken nor will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxv)   Stabilization Safe Harbor. The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by the Underwriter of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services Markets Act of 2000.

(xxxvi)  No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries, and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxxvii) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii) No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”) or Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions.

(xxxix)  Compliance with Laws. The Company is in compliance in all material respects with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (i) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(xl)        Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required to be disclosed by Item 404 of Regulation S-K under the Securities Act is not so disclosed or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(xli)       Sarbanes-Oxley Compliance. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(b)          Representations and Warranties by the Selling Stockholder. The Selling Stockholder represents and warrants to the Underwriter and the Company as of the date hereof, the Applicable Time and the Closing Time and, if the Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with the Underwriter, as follows:

(i)          Disclosure. The Selling Stockholder has no knowledge of any material fact, condition or information not disclosed in the General Disclosure Package that has had, or is reasonably likely to have, a Material Adverse Effect. The sale of the Securities by the Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, General Disclosure Package or the Prospectus.

(ii)         Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Securities to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement.

(iii)        Due Organization, Valid Existence. The Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization.

(iv)        Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with the Selling

Stockholder’s obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or bylaws or other organizational instrument of the Selling Stockholder, if applicable, or (iii) result in any violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of the Selling Stockholder’s properties, except in the case of clauses (i) and (iii) above, where such conflict, breach, default, tax, lien, charge, encumbrance or violation would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Selling Stockholder’s ability to perform its obligations under this Agreement.

(v)          Valid Title. Other than with respect to the security interests in the Securities held by the lenders under the existing margin loan agreements of the Selling Stockholder, all of which will be released at and as of the Closing Time (or, if the Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery), the Selling Stockholder has, and at the Closing Time (or, if the Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery), will have, valid title to the Securities to be sold by the Selling Stockholder free and clear of all security interests, charges, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder or a “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (“UCC”) in respect of such Securities.

(vi)        Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) under Section 8-501 of the UCC, the Underwriter will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriter, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vii)       Absence of Manipulation. The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of the Securities.

(viii)      Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA.

(ix)        No Registration or Similar Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement.

(x)         No Free Writing Prospectuses. The Selling Stockholder has not prepared or had prepared on the Selling Stockholder’s behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(xi)        Selling Stockholder Information. The preliminary prospectus, at the Applicable Time did not, and as of the Closing Time, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to written information furnished to the Company by the Selling Stockholder specifically for use in the preliminary prospectus, it being understood and agreed that the only such information consists of the name, address, the number of shares of Securities being offered by the Selling Stockholder and the number of Securities beneficially owned by the Selling Stockholder (the “Selling Stockholder Information”). As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the 1933 Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Time, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to the Selling Stockholder Information.

(xii)       No Unlawful Contributions or Other Payments. Neither the Selling Stockholder nor any of its subsidiaries nor, to the knowledge of the Selling Stockholder, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Selling Stockholder, its subsidiaries, and, to the knowledge of the Selling Stockholder, its controlled affiliates have conducted its businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xiii)      No Conflict with Money Laundering Laws. The operations of the Selling Stockholder and its subsidiaries are and have been conducted at all times in material compliance with all Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Selling Stockholder, threatened.

(xiv)      No Conflict with Sanctions Laws. Neither the Selling Stockholder, nor any of its subsidiaries, or any director, officer, or employee thereof, or, to the Selling Stockholder’s knowledge, any agent, controlled affiliate or representative of the Selling Stockholder or any of its subsidiaries, is an individual or entity that is, or is owned or controlled by one or more persons that are: (1) the subject of any Sanctions, or (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimean region of Ukraine, Cuba, Iran, North Korea and Syria).

(xv)       No Fiduciary Duty. The Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(c)          Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by the Selling Stockholder as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Stockholder to the Underwriter as to the matters covered thereby.

SECTION 2.        Sale and Delivery to Underwriter; Closing.

(a)          Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at the price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule B opposite the name of the Selling Stockholder.

(b)          Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the Underwriter to purchase up to an additional 1,050,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Selling Stockholder setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than five (5) full business days after the exercise of said option, nor in any event prior to the Closing Time.

(c)          Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cahill Gordon & Reindel LLP, or at such other place as shall be agreed upon by the Underwriter, the Company and the Selling Stockholder, at 10:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Company and the Selling Stockholder (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter, the Company and the Selling Stockholder, on each Date of Delivery as specified in the notice from the Underwriter to the Company and the Selling Stockholder.

Payment shall be made to the Selling Stockholder by wire transfer of immediately available funds to the bank account designated by the Selling Stockholder against delivery to the Underwriter of the Securities to be purchased by the Underwriter.

SECTION 3.        Covenants of the Company and the Selling Stockholder. The Company and the Selling Stockholder, as applicable, severally covenant with the Underwriter as follows:

(a)          Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriter as soon as practicable (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act, in each case, in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make every commercially reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)          Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall reasonably object. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(c)          Delivery of Registration Statements. The Company has furnished or will deliver upon request to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (excluding exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter and counsel for the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          Blue Sky Qualifications. The Company will cooperate with the Underwriter and counsel for the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)          Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)         [Reserved.]

(h)          Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any grants of stock options, restricted stock, notional units or other equity securities to employees, directors or contractors pursuant to the terms of any plan in effect as of the Closing Time, issuances of Common Stock pursuant to the exercise of such options or the exercise of any other employee stock options or units outstanding on the date hereof, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, and (E) any registration statement on Form S-8 under the 1933 Act with respect to the foregoing clauses (B), (C) and (D).

(i)          Reporting Requirements. The Company, during the period when the Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(j)          Issuer Free Writing Prospectuses. Each of the Company and the Selling Stockholder agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter . Each of the Company and the Selling Stockholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriter represents that it has not made, and agrees that, without the prior consent of the Company, it will not make any offer relating to the Securities that would constitute a “free writing prospectus” required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(k)          Compliance with Sarbanes-Oxley Act. The Company, during the period when the Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(l)          No Manipulation of Price. The Company and the Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of the Securities.

(m)        Compliance with Sanctions. The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person: (A) to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Selling Stockholder nor any of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(n)          Delivery of Tax Forms. The Selling Stockholder will deliver to the Underwriter prior to or at the Closing Time a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter’s documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

The Underwriter may, in its sole discretion, waive in writing the performance by the Company or the Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.        Payment of Expenses.

(a)          Expenses. The Company will pay or cause to be paid all costs, fees and expenses incident to the performance of its obligations under this Agreement other than to the extent described in Section 4(b) below, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, if any, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, the Company’s accountants and other advisors (including counsel and other advisors to the Selling Stockholder, to the extent agreed with the Selling Stockholder), (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey, if any, and any supplement thereto; provided, that any such fees payable to Cahill Gordon & Reindel LLP shall not exceed $10,000, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) any filing fees incident to, any reasonable fees and disbursements of counsel the Underwriter in connection with the review by FINRA, if any, of the terms of the sale of the Securities, provided, that any such fees and disbursements payable to Cahill Gordon & Reindel LLP shall not exceed $25,000, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, reasonable and documented fees and expenses of any consultants engaged with the consent of the Company in connection with the road show presentations, travel and lodging expenses of the representatives of the Company (which, for the avoidance of doubt, does not include the Underwriter for purposes of this Section 4(a)(viii)) and officers of the Company and any such consultants, if any and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, if any. It is understood that, except as provided in clauses (a) and (b) of this Section 4, the Underwriter will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(b)          Expenses of the Selling Stockholder. The Selling Stockholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriter.

(c)          Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), or Section 11 hereof, the Company shall reimburse the Underwriter for all of their reasonable and documented out of pocket expenses that were actually incurred, including the reasonable fees and disbursements of counsel for the Underwriter.

(d)          Allocation of Expenses. The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholder for the sharing of such costs and expenses.

SECTION 5.        Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained herein or in certificates of any officer of the Company or the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)          Effectiveness of Registration Statement.  The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)          Opinion of Counsel for Company and the Selling Stockholder. At the Closing Time, the Underwriter shall have received the opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Company and the Selling Stockholder, together with signed or reproduced copies of such letter for the Underwriter in the form attached hereto as Exhibit A.

(c)          Opinion of Counsel for Underwriter. At the Closing Time, the Underwriter shall have received the opinion, dated the Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel reasonably satisfactory to the Underwriter . Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d)          Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, in each case whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Company, in their respective capacities as such officers only, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified, with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(e)          Certificate of Selling Stockholder. At the Closing Time, the Underwriter shall have received a certificate of the Selling Stockholder, dated the Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder in this Agreement are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified, with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Stockholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(f)          Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus.

(g)          Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)         [Reserved].

(i)          Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.

(j)        Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of OneMain Holdings, Inc. and its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)          Approval of Listing. The Securities to be delivered at the Closing Time shall have been approved for listing on the New York Stock Exchange, subject to official notice issuance.

(l)          Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholder contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and the Selling Stockholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

(i)          Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)          Certificate of Selling Stockholder. A certificate, dated such Date of Delivery, of the Selling Stockholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) remains true and correct as of such Date of Delivery.

(iii)         Opinion of Counsel for Company and Selling Stockholder. If requested by the Underwriter, the favorable opinion of Sidley Austin LLP, counsel for the Company and the Selling Stockholder, in the form attached hereto as Exhibit A, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv)        Opinion of Counsel for Underwriter. If requested by the Underwriter, the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)          Bring-down Comfort Letter. If requested by the Underwriter, a letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m)        Additional Documents. At the Closing Time and each Date of Delivery (if any), counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(n)          Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company and the Selling Stockholder at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.       Indemnification.

(a)          Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents, officers, directors, employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any (A) preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Marketing Materials or in the Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company and the Selling Stockholder; and

(iii)        against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity provision shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any Issuer Free Writing Prospectus, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)          Indemnification of Underwriter by Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless the Underwriter, its Affiliates, its selling agents, officers, directors, employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Underwriter by or on behalf of the Selling Stockholder specifically for use therein, it being understood and agreed that the only information furnished by the Selling Stockholder consists solely of the information relating to the Selling Stockholder under the caption “Selling Stockholder” in the General Disclosure Package. The liability of the Selling Stockholder under the representations and warranties contained in this Agreement and under the indemnity and contribution agreements contained in this Section 6 and Section 7, respectively, shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, received by the Selling Stockholder from the sale of Securities sold by the Selling Stockholder under this Agreement.

(c)          Indemnification of Company, Directors and Officers and Selling Stockholder. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(d)          Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), reasonably approved by the indemnifying party (or by the Underwriter in the case of Section 6(c)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)          Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholder with respect to indemnification.

SECTION 7.       Contribution. If the indemnification provided for in Section 6 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, respectively, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, respectively, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholder, respectively, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, respectively, on the one hand, and the total underwriting discount received by the Underwriter, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Stockholder, respectively, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates, officers, directors, employees and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Stockholder.

The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholder with respect to contribution.

SECTION 8.        Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors, any person controlling the Company or any person controlling the Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 9.        Termination of Agreement.

(a)          Termination. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)         Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.      [Reserved].

SECTION 11.      Default by the Company or the Selling Stockholder. (a) If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

(b)         If the Selling Stockholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which the Selling Stockholder is obligated to sell hereunder, then the Underwriter may, at the option of the Underwriter, by notice from the Underwriter to the Company, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect or (ii) elect to purchase the Securities which the Company has agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve the Selling Stockholder so defaulting from liability, if any, in respect of such default. In the event of a default by the Selling Stockholder as referred to in this Section 11, each of the Underwriter and the Company shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 12.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriter shall be directed to: Barclays Capital Inc.

745 Seventh Avenue
New York, New York 10019
Facsimile: (646) 834-8133
Attention: Syndicate Registration

With a copy to:

Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attention: James J. Clark, Esq.
Noah B. Newitz, Esq.
Ted B. Lacey, Esq.

Notices to the Company shall be directed to:

OneMain Holdings, Inc.
601 N.W. Second Street
Evansville, IN 47708
Attention: Treasurer

with a copy to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Facsimile: (312) 853-7036
Attention: Michael P. Heinz, Esq.

Notices to the Selling Stockholder shall be directed to:

OMH (ML), L.P.
c/o OMH Holdings, L.P.
One Manhattanville Road, Suite 201
Purchase, NY 10577
Attention: William B. Kuesel
E-mail: bkuesel@apollolp.com

with a copy to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Facsimile: (312) 853-7036
Attention: Michael P. Heinz, Esq.

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Brad Finkelstein
Telephone: (212) 373-3074
Email Address: bfinkelstein@paulweiss.com

and

OneMain Holdings, Inc.
601 N.W. Second Street
Evansville, IN 47708
Attention: Treasurer

SECTION 13.      No Advisory or Fiduciary Relationship. Each of the Company and the Selling Stockholder, severally and not jointly, acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or the Selling Stockholder, or their respective stockholders, creditors, employees or any other party, (c) the Underwriter (i) has note assumed and will not assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company, any of its subsidiaries or the Selling Stockholder on other matters) and the relationship between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes, (ii) is providing a recommendation or investment advice with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company, any of its subsidiaries or the Selling Stockholder on other matters) and (iii) has any obligation to the Company or the Selling Stockholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Stockholder and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and the Selling Stockholder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company and the Selling Stockholder hereby (a) waive any claims that the Company and the Selling Stockholder may have against the Underwriter with respect to any breach of fiduciary duty in connection with the Securities and (b) agree that none of the activities of the Underwriter in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriter with respect to any entity or natural person.

SECTION 14.      Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.      TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES), THE SELLING STOCKHOLDER AND THE UNDERWRITER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16.      GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.      Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18.      TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.     Recognition of U.S. Special Resolution Regimes.

(a)          In the event that the Underwriter is a Covered Entity (as defined below) and becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that the Underwriter is a Covered Entity or a BHC Act Affiliate (as defined below) of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          For purposes of this Section 19, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of the following: (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 20.      Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

SECTION 21.      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Stockholder in accordance with its terms.

Very truly yours,

ONEMAIN HOLDINGS, INC.

By:	/s/Micah R. Conrad
	Name:	Micah R. Conrad
	Title:	Executive Vice President and Chief Financial Officer

OMH (ML), L.P., AS SELLING STOCKHOLDER

By: OMH (ML) GP, LLC, its general partner
By: OMH Holdings, L.P., its sole member
By: Apollo Uniform GP, LLC, its general partner

By:	/s/William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President & Assistant Secretary

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/Geoffrey Feldkamp
	Name:	Geoffrey Feldkamp
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Sch. A-1

SCHEDULE A
The purchase price per share for the Securities to be paid by the Underwriter shall be $56.72.

Name of Underwriter	Number of Initial Securities
Barclays Capital Inc.	7,000,000
Total	7,000,000

Sch. A-2

SCHEDULE B

Name of Selling Stockholder	Number of Initial Securities to be Sold	Maximum Number of Option Securities to be Sold
OMH (ML), L.P.	7,000,000	1,050,000

Sch. B-1

SCHEDULE C-1

Pricing Terms

1.	The Selling Stockholder is selling 7,000,000 shares of Common Stock.
2.	The Selling Stockholder has granted an option to the Underwriter to purchase up to an additional 1,050,000 shares of Common Stock.
3.	The offering price per share for the Securities shall be the price paid by the applicable purchaser.

Sch. C-1

SCHEDULE C-2

Free Writing Prospectuses

None.

Sch. C-2

SCHEDULE E

List of Persons and Entities Subject to Lock-up

Douglas H. Shulman

Micah R. Conrad

Rajive Chada

Roy A. Guthrie Lisa Hall

Valerie Soranno Keating

Aneek S. Mamik

Matthew R. Michelini

Peter B. Sinensky

Richard A. Smith

Phyllis Caldwell

OMH (ML), L.P.

V-OMH (ML) II, L.P.

OMH Holdings, L.P.

OMH (ML) GP, LLC

V- OMH (ML) GP II, LLC

Sch. E-1

EXHIBIT A

Form of Opinion Letter of Sidley Austin LLP

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(i)          The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute and deliver and perform its obligations under the Underwriting Agreement.

(ii)         OneMain Financial Holdings, LLC, a Delaware limited liability company, is a limited liability company validly existing and in good standing under the laws of the State of Delaware. The Selling Stockholder is a limited partnership validly existing and in good standing under the laws of the State of Delaware.

(iii)        The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(iv)        The Securities have been duly authorized and validly issued by the Company, and are fully paid and non-assessable.

(v)         The execution and delivery by the Company of the Underwriting Agreement does not (A) violate the certificate of incorporation or by-laws of the Company, (B) result in any breach of, or constitute a default under, any of the agreements or instruments listed in Schedule I hereto or (C) result in a violation by the Company of any of the terms and provisions of any Applicable Laws.

(vi)      No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of New York is required under Applicable Laws for the execution and delivery by the Company and the Selling Stockholder of the Underwriting Agreement or for the sale of the Securities by the Selling Stockholder under the Underwriting Agreement.

(vii)      The statements in the Prospectus under the caption “Description of Capital Stock,” to the extent that such statements purport to describe certain provisions of the DGCL as currently in effect or of the Company’s certificate of incorporation or bylaws, each as currently in effect, accurately describe such provisions in all material respects, except that we express no opinion in this paragraph with respect to any statements regarding the number of outstanding shares of Common Stock, regarding the due authorization, valid issuance or full payment of any outstanding shares of Common Stock or regarding preemptive or similar rights.

(viii)     The statements in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” to the extent that such statements purport to describe matters of United States federal income tax law and regulations or legal conclusions with respect thereto, accurately describe such matters in all material respects.

(ix)         The Company is not and, solely after giving effect to the offering and sale of the Securities, will not be, required to be registered as an “investment company” as defined in the 1940 Act.

(x)          The Underwriting Agreement has been duly authorized, executed and delivered by all requisite limited partnership action on the part of the Selling Stockholder under the laws of the State of Delaware.

Ex. A-1

(xi)       The execution and delivery of the Underwriting Agreement and the sale of the Securities by the Selling Stockholder under the Underwriting Agreement do not (a) violate the certificate of limited partnership or limited partnership agreement of the Selling Stockholder or (b) contravene any provision of Applicable Laws.

(xii)       Upon (a) the payment to the Selling Stockholder of the purchase price for the Securities to be sold by the Selling Stockholder as provided in the Underwriting Agreement, (b) the delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), and (c) the crediting of such Securities on the books of DTC to “securities accounts” (as defined in Section 8-501(a) of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “UCC”)) of the Underwriter, (i) under Section 8-501 of the UCC, the Underwriter will acquire a “security entitlement” (within the meaning of Section 8-501(b) of the UCC) in respect of such Securities and (ii) no action based on any “adverse claim” (as defined in Section 8- 102 of the UCC) to such Securities may be successfully asserted against the Underwriter with respect to such security entitlement.

Ex. A-2

EXHIBIT B

[Form Of Lock-Up from Directors, Officers or Selling Stockholder Pursuant to Section 5(i)] August 11, 2021

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Re:         Proposed Public Offering by OneMain Holdings, Inc.

Ladies and Gentlemen:

The undersigned understands that Barclays Capital Inc. (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with OneMain Holdings, Inc., a Delaware corporation (the “Company”), and the Selling Stockholder (as defined in the Underwriting Agreement) providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an officer, director or stockholder of the Company, as applicable, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on the date hereof and ending on the date that is 45 days from the date of the Underwriting Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”) [(provided, however, that the undersigned and the Underwriter acknowledge that (a) this clause (i) shall not apply to any transfer of Lock-Up Securities or the transferee thereof, in each case, pursuant to any foreclosure actions under the provisions of [(1) that certain Margin Loan Agreement, dated as of December 16, 2019, among OMH (ML), L.P., as Borrower, OMH (ML) GP, LLC, as Borrower’s General Partner, the Lenders party thereto and Citibank, N.A. as Administrative Agent and Calculation Agent (the “MLA”), or (2) any amendment, restatement, extension, renewal, refinancing or replacement for the MLA (“Replacement MLA”) and (b) this clause (i) and clause (iii) below shall not apply to any pledge of Lock-Up Securities to secure obligations under any Replacement MLA][that certain Margin Loan Agreement, dated as of December 16, 2019, among V-OMH (ML) II, L.P., as Borrower, V-OMH (ML) GP II, LLC, as Borrower’s General Partner, the Lenders party thereto and Citibank, N.A., as Administrative Agent and Calculation Agent])]1, (ii) exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case other than the Securities to be sold by the undersigned pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock- Up Securities without the prior written consent of the Underwriter, provided that, (i) with respect to (a), (b), (c), (d), (e), (f) and (g) below (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement), the Underwriter receives a signed lock-up agreement for the balance of the Lock-up Period from each donee, trustee, distributee, or transferee, as the case may be, (ii) any transfer described under (a), (b) or (c) below shall not involve a disposition for value, (iii) with respect to (a), (b) and (e) below, such transfers (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement) are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on Form 5 made after the expiration of the Lock-up Period referred to above), irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement:

1 To be included in the case of OMH (ML), L.P. and V-OMH (ML) II, L.P., as appropriate.

Ex. B-1

(a)          as a bona fide gift or gifts; or

(b)          to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(c)          (1) to another corporation, partnership or other business entity that is a controlled or managed affiliate of the undersigned or (2) as a distribution to limited or general partners, members, stockholders or other equity holders of the undersigned; or

(d)          to funds managed by or entities controlled by an affiliate of Apollo Global Management, Inc. or Värde Partners, Inc. or to any other “Permitted Transferee” (as defined in that certain Amended and Restated Stockholders Agreement, dated as of June 25, 2018, of the Company); or

(e)          to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(f)          by will or intestacy or if the transfer occurs by operation of law, such as rules of descent and distribution, or pursuant to a qualified domestic order or in connection with a divorce settlement; or

(g)          under any written plan meeting the requirements of Rule 10b5-1 under the Exchange Act in effect on the date hereof; or

(h)          the Common Stock to be sold by the undersigned pursuant to the Underwriting Agreement, including the Underwriter’s option to purchase additional shares pursuant to Section 2(b) of the Underwriting Agreement; or

(i)          the exercise of options or warrants to purchase shares of Common Stock of the Company or the conversion of outstanding preferred stock of the Company into shares of Common Stock of the Company, provided that any shares of Common Stock issued pursuant thereto will remain subject to the terms of this Agreement for the remainder of the Lock-up Period; or

(j)          the disposition or withholding of any shares of Common Stock in order to pay taxes in connection with the vesting of any restricted stock units or restricted stock awards or the exercise of options issued pursuant to the Company’s existing equity incentive plans.

Ex. B-2

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the proposed public offering of the Securities if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This agreement shall lapse and become null and void if (i) prior to entering the Underwriting Agreement, the Company notifies the Underwriter in writing that the Company does not intend to proceed with the offering of the Common Stock, (ii) the Company, the Selling Stockholder and the Underwriter have not entered into the Underwriting Agreement on or before August 31, 2021, or (iii) for any reason the Underwriting Agreement is terminated prior to the Closing Time (as defined therein).

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

Ex. B-3

Very truly yours,

Signature:
Name:

Ex. B-4